July 14, 1997



Dynex Capital, Inc.
10900 Nuckols Road
Glen Allen, VA 23060

Re:           Registration Statement on Form S-3
              (Reg. No. 333-10783)
              ----------------------------------



Ladies and Gentlemen:


         We have acted as counsel to Dynex Capital, Inc., a Virginia corporation (the "Company"), in connection with its proposed public offering of $100,000,000 aggregate principal amount of Notes pursuant to a Registration Statement filed on Form S-3 (Registration No. 333-10783) ("Registration Statement"). On July 14, 1997 the Company filed a Prospectus and a Prospectus Supplement thereto (the "Prospectus") with the Securities and Exchange Commission with respect to the offer and sale of the Notes.

         In that connection, we have examined originals or copies of such documents, corporate records and other instruments as we have deemed necessary or appropriate for purposes of this opinion including the Articles of Incorporation, as amended, Bylaws of the Company, the Indenture governing the Notes and the proposed Board of Directors resolutions which establish the terms of the Notes. We have assumed without independent verification the genuineness of signatures, the authenticity of documents, and the conformity with originals of copies.

         Based on the foregoing, we are of the opinion that the Notes being sold by the Company, when issued and sold in accordance with the terms of the Underwriting Agreement in substantially the same form filed as Exhibit 1.1 to the Form 8-K filed by the Company with Securities and Exchange Commission in connection with the offer and sale of the Notes (the "Form 8-K"), will be binding obligations of the Company.

Dynex Capital, Inc.

July 14, 1997
Page 2


         We are members of the Bars of the State of Maryland and the Commonwealth of Virginia and the opinions expressed herein are limited to the corporate laws of such States pertaining to such matters as the issuance of securities and the incurrence of indebtedness, but not including the "securities" or "Blue Sky" laws of such States.

         You may rely on this opinion in connection with the sale of the Notes pursuant to the Registration Statement and Prospectus. No other person may rely on this opinion without our prior written consent.

         We hereby consent to the use of this opinion as an exhibit to the Form 8-K and incorporation by reference thereof into the Registration Statement and to the reference to our firm under "Legal Opinions" in the Prospectus and "Legal Matters" in the Preliminary Prospectus Supplement" comprising a part of the Registration Statement.

         By giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                                       Very truly yours,



                                       VENABLE, BAETJER AND HOWARD, LLP